Exhibit 1.1

EXECUTION VERSION

Armstrong World Industries, Inc.

6,000,000 Common Shares

UNDERWRITING AGREEMENT

November 6, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, a Delaware trust (the “Trust”), and Armor TPG Holdings, L.P., a Delaware limited partnership (“TPG” and together with the Trust, the “Selling Shareholders”), confirm their respective agreements with Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (together, the “Underwriters”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common shares, par value $0.01 per share, of the Company (“Common Shares”) set forth in Schedule I hereto. The aforesaid 6,000,000 Common Shares to be purchased by the Underwriters are herein called the “Securities.” This Underwriting Agreement is sometimes referred to herein as this “Agreement.”

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter and each Selling Shareholder as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

Any reference herein to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange

Act on or before the Execution Time and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Execution Time, deemed to be incorporated therein by reference. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission on EDGAR. Certain terms used herein are defined in Section 24 hereof.

(b) On each Effective Date, the Registration Statement did, the Base Prospectus, at the time it was filed with the Commission did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus (or any supplement thereto) (the “Underwriter Information”) or information furnished in writing to the Company by or on behalf of any Selling Shareholder specifically for inclusion in the Registration statement, any Issuer Free Writing Prospectus or the Final Prospectus (or any supplement thereto) (the “Selling Shareholder Information”), it being understood and agreed that the only such information furnished by or on behalf of either Underwriter or any Selling Shareholder, as applicable, consists of the information described as such on Schedule I hereto.

(c) The Disclosure Package, when taken together as a whole as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) on the date hereof, the Company was and is a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) At (i) the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) the date hereof, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. No individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(g) The Company is not an “investment company” as defined in the Investment Company Act.

(h) The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(i) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated in this Agreement).

(j) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of the jurisdiction in which it is formed with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(l) All the outstanding shares of capital stock or other equity or ownership interests of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other equity or ownership interests of the Significant Subsidiaries are owned by the Company either directly or through a subsidiary that is, except as otherwise set forth in the Disclosure Package and the Final Prospectus, wholly-owned by the Company, free and clear of any security interest, claim, lien or encumbrance, except in each case as set forth in the Disclosure Package and the Final Prospectus.

(m) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding Common Shares (including the Securities) have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Common Shares issuable upon conversion thereof; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding, other than issuances pursuant to employee benefit plans or upon exercise of outstanding options as described in the Disclosure Package and the Final Prospectus.

(n) The statements in the Final Prospectus under the headings “Certain United States Federal Income Tax Considerations for Non-U.S. Holders” and “Description of Capital Stock,” insofar as such statements purport to summarize certain federal tax laws of the United States or the Company’s charter and bylaws, matters of law, or agreements or documents discussed therein, respectively, fairly summarize the matters therein described in all material respects. The statements in the Disclosure Package under the heading “Description of Capital Stock,” insofar as such statements purport to summarize the Company’s charter and bylaws, matters of law, or agreements or documents discussed therein, respectively, fairly summarize the matters therein described in all material respects.

(o) This Agreement has been duly authorized, executed and delivered by the Company.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the Company in connection with the transactions contemplated herein, except such as have been already obtained under the Act or as may be required under the rules of the New York Stock Exchange, FINRA or the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(q) None of the execution and delivery of this Agreement, the sale of the Securities, or the consummation of any other of the transactions herein, or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (i) the charter or by-laws or comparable constituting documents of the Company or its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries, or any of its or their properties, except in the case of clause (ii) and (iii) for any such conflict, breach, violation or imposition as would not result in a Material Adverse Effect.

(r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company, as the case may be, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth in the Final Prospectus fairly present, on the basis stated in the Final Prospectus, the information included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Disclosure Package or Final Prospectus under Regulation S-X. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries or its property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(t) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company or its subsidiaries owns or leases all such properties as are necessary to the conduct or their operations as presently conducted except where the failure to so own or lease properties would not have a Material Adverse Effect.

(u) None of the Company or its subsidiaries is in violation or default of (i) any provision of its respective charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order, decree or requirement applicable to the Company or its subsidiaries, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its respective properties, as applicable, except, with respect to clauses (ii) and (iii), as would not result in a Material Adverse Effect.

(v) KPMG LLP, who has certified certain financial statements of the Company and/or its consolidated subsidiaries and delivered its reports with respect to the audited consolidated financial statements and schedules included, incorporated by reference and/or reflected in the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act, the Exchange Act and the Public Company Accounting Oversight Board.

(w) Other than the New York State stock transfer tax, there are no stamp or other transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the sale of the Securities.

(x) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company and its subsidiaries (i) has timely filed all applicable tax returns that are required to be filed by it or has properly obtained extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto)) and all such tax returns are correct and complete in all material respects, and (ii) has timely paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or assessment, fine or penalty that would not have a Material Adverse Effect.

(y) Except as would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), no labor problem or dispute with the employees of the Company or its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers.

(z) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(aa) Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries have such permits, licenses, franchises, certificates, consents, orders and other approvals or authorizations of any governmental or regulatory authority (“Permits”), as are necessary under applicable law to own their properties and to conduct their respective businesses in the manner described in the Disclosure Package and the Final Prospectus, except to the extent that the failure to have such Permits would not reasonably be expected to have a Material Adverse Effect. Except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), (i) the Company and its respective subsidiaries have performed all their material obligations with respect to the Permits, (ii) to the best knowledge of the Company, no event has occurred that allows, or after notice or lapse of time would reasonably be expected to result in, the revocation or termination thereof or in any other material impairment of the rights of the holder of any such Permit, (iii) none of the Company or any of its subsidiaries has received any written notice of proceedings or potential proceedings relating to the revocation or termination of the Permits, except to the extent that any such failure to perform, revocation, termination, impairment or proceedings would not have a Material Adverse Effect.

(bb) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its consolidated subsidiaries’ internal controls over financial reporting were effective as of the December 31st prior to the date of this Agreement and are effective as of the date hereof. Except as described in the Disclosure Package and the Final Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any material weakness in its or its consolidated subsidiaries’ internal control over financial reporting.

(cc) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(dd) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), each of the Company and its subsidiaries (i) is in compliance with any and all applicable statutes, laws (including common law), rules, regulations, judgments, orders, decrees or requirements relating to the protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or hazardous or toxic substances or wastes, pollutants or contaminants, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, such materials (“Environmental Laws”); (ii) has received and is in compliance with all Permits required of them under applicable Environmental Laws to conduct its respective business; (iii) has not received any claim or notice of any actual or potential liability under any Environmental Law (which, for the avoidance of doubt, includes any asbestos-related claims or litigation of any kind) and has not been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended; (iv) has no actual or reasonably expected potential costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and, (v) has not suffered in the operation of its business at each of the facilities it currently owns, leases or operates, the presence, spill, discharge, disposal or release of or exposure to hazardous or toxic substances, materials or wastes (an “Environmental Condition”), and is not aware of any other Environmental Condition (including, without limitation, any Environmental Conditions at facilities formerly owned, leased or operated by the Company or any of its subsidiaries), in each case for which the Company or any of its subsidiaries may reasonably be expected to have liability except, for each of clause (i), (ii), (iii), (iv) and (v) above, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee) The subsidiaries listed on Schedule IV hereto attached hereto are the only “significant subsidiaries” of the Company as defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).

(ff) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or its subsidiaries that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or its subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) for the current fiscal year of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or its subsidiaries, related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or its subsidiaries may have any liability.

(gg) None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each of the Company and its subsidiaries and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii) None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control

(“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(kk) Prior to the date hereof, the Company has furnished to the Underwriters letters, each substantially in the form of Exhibit A hereto, duly executed by each Selling Shareholder and each officer and director of the Company listed on Exhibit B hereto and addressed to the Underwriters.

(ll) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries own, possess, have the right to use, or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, except for such failures to so own, possess or have the right to use or acquire such Intellectual Property Rights which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and have not received any notice of infringement of, or conflict with, asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(mm) Except for those rights that have been waived and are disclosed in the Registration Statement (excluding the exhibits thereto) and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

(nn) Except as disclosed in the Registration Statement and the Final Prospectus, there are no contracts, agreements or understandings between the Company, or any of its subsidiaries and any person that would give rise to a valid claim against the Company, any of its subsidiaries or either Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the execution and delivery of this Agreement and the sale of the Securities.

(oo) Except as otherwise stated therein, since the respective dates as of which information is given in the Disclosure Package or the Final Prospectus, (i) there has been no Material Adverse Effect, (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(pp) There are no contracts or documents which are required to be described in the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder severally and not jointly represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a) Neither the Disclosure Package nor the Final Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this Section 2(a) apply only to statements or omissions made in reliance upon and in conformity with the Selling Shareholder Information.

(b) (1) The Trust (and not TPG) represents and warrants that it is a trust duly formed and validly existing pursuant to the laws of Delaware, and each trustee thereof is a duly appointed and incumbent trustee of the Trust, having the requisite authority to authorize, execute and deliver this Agreement. Such trustees have duly authorized the execution and delivery of this Agreement and the sale of the Securities being sold to the Underwriters by the Trust. All consents, approvals, authorizations and orders necessary for the execution and delivery by the Trust of this Agreement and for the sale and delivery of the Securities to be sold by the Trust hereunder, have been obtained; and the Trust has the full right, power and authority under the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement, dated as of October 2, 2006, as amended, forming the Trust (the “Trust Agreement”) and its certificate of trust to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by Trust hereunder. (2) TPG (and not the Trust) represents and warrants that it is a limited partnership duly formed and validly existing pursuant to the laws of Delaware and has the full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities to be sold by TPG hereunder, and this Agreement has been duly authorized, executed and delivered by TPG.

(c) None of the execution and delivery of this Agreement, the sale of the Securities to be sold by such Selling Shareholder, or the consummation of any other of the transactions herein, or the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to (i) the charter or by-laws or comparable constituting documents of such Selling Shareholder; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Selling Shareholder is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Shareholder, or any of its properties, except in the case of clause (ii) and (iii), for any such conflict, breach, violation or imposition, in each case, as would not singly or in the aggregate result in a material adverse effect on the ability of such Selling Shareholder to perform its obligations hereunder and thereunder.

(d) Such Selling Shareholder has, and on the Closing Date will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder or a valid security entitlement in respect of such Securities.

(e) Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”) (unless delivery of such Securities is unnecessary because such Securities are already in possession of Cede or such nominee), registration of such Securities in the name of Cede or such other nominee (unless registration of such Securities is unnecessary because such Securities are already registered in the name of Cede or such nominee), and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor either Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery (if necessary) and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(f) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result under the Exchange Act or otherwise in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(g) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the performance by each Selling Shareholder in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained under the Act or as may be required under the Exchange Act, the rules of the New York Stock Exchange, FINRA or the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(h) Such Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(i) None of the Trust nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(j) Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter; and any certificate signed by the Selling Shareholders and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to the matters covered thereby, to each Underwriter.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder, at the purchase price set forth in Schedule I hereto, the number of Securities determined by multiplying the number of Securities to be sold by such Selling Shareholder as set forth in Schedule I hereto opposite the name of such Selling Shareholder by a fraction, the numerator of which is the number of Securities to be purchased by such Underwriter as set forth in Schedule II hereto opposite the name of such Underwriter and the denominator of which is the total number of Securities to be sold pursuant to this Agreement, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject, in each case, to such adjustments between the Underwriters as Citigroup Global Markets Inc. in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

4. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement among the Underwriters, the Company and the Selling Shareholders or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the respective accounts of the several Underwriters against payment by the several Underwriters of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to an account specified by each Selling Shareholder. Delivery of the Securities shall be made through the facilities of DTC unless the Underwriters shall otherwise instruct.

5. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable.

6. Agreements. The Company and the Selling Shareholders agree with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Base Prospectus unless the Company has furnished you and the Selling Shareholders a copy for review prior to filing, and will not file any such proposed amendment or supplement to which you or any of the Selling Shareholders reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriters with the Commission pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Company will promptly advise the Underwriters (i) when the Final Prospectus, and any supplement thereto (if required), shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding (including a proceeding under Section 8A of the Act) for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Underwriters so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Base Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) Each of the Company and the Selling Shareholders agrees that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company and each Selling Shareholder that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a

“free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Selling Shareholders agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. At any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), if following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Base Prospectus or the Final Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) The Company will not for a period of 45 days following the Execution Time (the “Lock-Up Period”), without the prior written consent of the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company of, (iii) file (or participate in the filing of) a registration statement with the Commission in respect of, or (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act in respect of, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction; provided, however, that (a) the Company may issue and sell Common Shares or securities convertible into or exchangeable for Common Shares pursuant to any employee stock option or benefit plan, stock ownership plan or dividend reinvestment plan of the Company described in the Disclosure Package and the Final Prospectus and in effect at the Execution Time, (b) the Company may file any registration statement on Form S-8 or a successor form thereto, (c) the Company may issue securities of the Company in connection with the acquisition by the Company or one or more of its subsidiaries of the assets or capital stock of another person or entity, whether through merger, asset acquisition, stock purchase or otherwise (provided that, the aggregate number of shares issued pursuant to clause (c) of this Section 6(h) does not exceed 5% of Common Shares outstanding on the date of this Agreement and prior to such issuance the recipient of such shares shall sign and deliver to the Company a lock-up letter substantially to the effect set forth as Exhibit A hereto in form and substance satisfactory to the Underwriters) and (d) the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time as described in the Disclosure Package and the Final Prospectus.

(i) Neither the Company nor any of its subsidiaries nor either of the Selling Shareholders will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Base Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Base Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on a securities exchange, if any is specified in the Disclosure Package and the Final

Prospectus; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company and Selling Shareholder representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the fees and expenses of one counsel for the Selling Shareholders; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(k) The Selling Shareholders, severally and not jointly, agree to pay (i) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) the fees and expenses of additional counsel if there is more than one and any other advisors. The provisions of Section 6(j) and this Section 6(k) shall not affect any agreement that the Company and the Selling Shareholders have made for the sharing of such costs and expenses.

(l) The Company, during the period when the Final Prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(m) Each Selling Shareholder will deliver to the Underwriters prior to the Closing Date a properly completed and signed IRS Form W-9 or Form W-8BEN, as applicable, or any substitute form specified by United States Treasury Department regulations in lieu thereof.

7. Conditions to the Obligations of the Underwriters. The obligation of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time and the Closing Date pursuant to Section 4 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement has been issued, no order or any notice preventing or suspending the use of the Base Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or threatened.

(b) The Company shall have requested and caused Morgan, Lewis & Bockius LLP, counsel for the Company, to furnish to the Underwriters its opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in substantially the form of Annex A-1 and Annex A-2 hereto.

(c) TPG shall have requested and caused its counsel to furnish to the Underwriters an opinion, dated the Closing Date and addressed to the Underwriters, in substantially the forms of Annex B-1 and B-2 hereto, and the Trust shall have requested and caused its counsel to furnish to the Underwriters an opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form of Annex B-3 hereto.

(d) The Company shall have requested and caused Mark A. Hershey, General Counsel of the Company, to furnish to the Underwriters his opinion, dated the Closing Date and addressed to the Underwriters, in substantially the form of Annex C hereto.

(e) The Underwriters shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, as counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the Chief Executive Officer and (y) the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, and this Agreement and that to the best of their knowledge:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no order or any notice preventing or suspending the use of the Base Prospectus or the Final Prospectus has been issued and no proceedings for any of those purposes have been instituted or, to the Company’s knowledge, are threatened; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(g) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Underwriters letters, dated respectively as of the Execution Time and as of the Closing Date with respect to the Company and the Worthington Armstrong Venture in form and substance satisfactory to the Underwriters.

(h) Each Selling Shareholder shall have furnished to the Underwriters a certificate of such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct with the same effect as if made on the Closing Date and such Selling Shareholder has complied with all the agreements and satisfied all the conditions on its part to be performed are satisfied hereunder prior to the Closing Date.

(i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j) At the Closing Date, the Securities shall continue to be listed on the New York Stock Exchange.

(k) Prior to the Closing Date, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of the Underwriters’ counsel set forth in this Agreement, on the Closing Date.

8. [Reserved]

9. Reimbursement of Underwriters’ Expenses If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Company or either Selling Shareholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by either Underwriter, the Company and the Selling Shareholders will reimburse the Underwriters severally on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

10. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its Affiliates, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls either Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or settlements in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information or the Selling Shareholder Information.

(b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls either Underwriter within the meaning of either the Act or the Exchange Act, to the extent and in the manner set forth in clause (a) above; provided that each Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Selling Shareholder Information; provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds before expenses, to such Selling Shareholder from the sale of Securities sold by such Selling Shareholder hereunder. The Company and the Underwriters acknowledge that the statements set forth in Schedule I hereto constitute the only Selling Shareholder Information.

(c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each Selling Shareholder, each of their Affiliates, directors, officers, employees and agents and each person, if any, who controls the Company or each Selling Shareholder within the meaning of either the Act or the Exchange Act, to the same extent and in the manner set forth in clause (a) above, provided that each Underwriter shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in reliance upon and in conformity with the Underwriter Information provided by such Underwriter. The Company and the Selling Shareholders acknowledge that the statements set forth in Schedule I hereto constitute the only Underwriter Information.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. In the case of parties indemnified pursuant to paragraph (a) and (b) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to paragraph (c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholder, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall either Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each indemnifying party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Selling Shareholder on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or any Selling Shareholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Company or any Selling Shareholder shall have the same rights to contribution as the Company or such Selling Shareholder, subject in each case to the applicable terms and conditions of this paragraph (e). The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Securities set forth opposite their respective names in Schedule II hereto and not joint.

The provisions of this Section 10 shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification or contribution.

11. Default by an Underwriter. If any Underwriter shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its obligations under this Agreement, the remaining Underwriter shall be obligated to take up and pay for the Securities which the defaulting Underwriter agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriter shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriter does not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting party except that the provisions of Sections 1, 2, 9, 10, 14, 19, 20 and 21 shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the nondefaulting Underwriter shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and the nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Default by one of the Selling Shareholders. If a Selling Shareholder shall fail at the Closing Date to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the other Selling Shareholder does not exercise the right hereby granted to increase the number of Securities to be sold by it hereunder to the total number to be sold by both Selling Shareholders as set forth in Schedule I hereto, then the Underwriters may, at their option, by notice from the Underwriters to the Company and the non-defaulting Selling Shareholder, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 2, 9, 10, 14, 19, 20 and 21 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholder has agreed to sell hereunder. In the event of a default by any Selling Shareholder as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Selling Shareholder of its liability, if any, to the Company, the Underwriters and any nondefaulting Selling Shareholder for damages occasioned by its default hereunder.

13. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company and the Selling Shareholders prior to delivery of, and payment for, the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended or materially limited by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or on the Nasdaq Global Market shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Base Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto), (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe or (v) if there has been, in the judgment of the Underwriters, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Final Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or the Selling Shareholders and their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, Selling Shareholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed or delivered to Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 Attn: ECM Syndicate Desk, (facsimile no.: (212) 797-9344) with a copy, which shall not constitute notice, to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attn: Daniel Bursky; if sent to the Company, will be mailed, delivered or sent by facsimile transmission to Armstrong World Industries, Inc., (facsimile no.: (717) 396-6133) and confirmed to the Company at Armstrong World Industries, Inc., 2500 Columbia Avenue, P.O. Box 3001, Lancaster, Pennsylvania, Attention: Mark A. Hershey, with a copy to Morgan, Lewis & Bockius LLP, Attention: James W. McKenzie, Jr., Esq. (facsimile no.: (215) 963-5001) and confirmed to Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103; if sent to the Trust, will be mailed, delivered or sent by facsimile transmission to Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (facsimile no.: (302) 427-7807), 1105 North Market Street, Suite 944, Wilmington, Delaware 19801, Attention: Harry Huge, Managing Trustee, with a copy, which shall not constitute notice, to Keating Muething & Klekamp PLL (facsimile no.: (513) 579-6457), One East Fourth Street, Suite 1400, Cincinnati, Ohio 45202, Attention: Edward E. Steiner, Esq.; if sent to TPG, will be mailed, delivered or sent by facsimile transmission to c/o TPG Capital, L.P. (facsimile no.: (817) 871-4001), 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, Attention: Ron Cami, Esq.,

Partner and General Counsel with a copy to, which shall not constitute notice, Cleary Gottlieb Steen & Hamilton LLP, Attention: David Lopez, Esq. (facsimile no.: (212) 225-3999) and confirmed to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

17. No Fiduciary Duty. Each of the Company and the Selling Shareholders hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Shareholders, on the one hand, and the Underwriters and any Affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principals and not as agents or fiduciaries of the Company or any Selling Shareholder and (c) the Company’s and the Selling Shareholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Selling Shareholders agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether either Underwriter has advised or is currently advising the Company or Selling Shareholders on related or other matters). The Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the each of the Company and the Selling Shareholders has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Each of the Company and the Selling Shareholders agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Selling Shareholders, in connection with such transaction or the process leading thereto.

18. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20. Waiver of Jury Trial. The Company, each of the Selling Shareholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

22. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the pricing information provided orally by the Underwriters identified in Schedule III hereto.

“EDGAR” shall mean the Commission’s Electronic Data Gathering, Analysis and Retrieval system (or any successor system).

“Effective Date” shall mean each date and time that the Registration Statement, and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Investment Company Act” shall mean the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S-X” shall mean Regulation S-X under the Act.

“Rule 139”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 501” refer to Rules 139, 158, 164, 172, 405, 415, 424, 430B, 433 and 501, respectively, under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

[Signature pages follow]

Very truly yours,

Armstrong World Industries, Inc.

/s/ Thomas B. Mangas
Name:	Thomas B. Mangas

Title:	Senior Vice President, Chief Financial Officer

The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

/s/ Harry Huge
Name:	Harry Huge

Title:	Managing Trustee

Armor TPG Holdings, L.P.

By:	TPG Advisors VI, Inc., its general partner

By:	/s/ Ronald Cami

Name:	Ronald Cami

Title:	Vice President

The foregoing Underwriting Agreement is

hereby confirmed and accepted

as of the date specified in

Schedule I hereto.

By: Citigroup Global Markets Inc.

By:	/s/ Ben Eldredge

	Name:	Ben Eldredge

	Title:	Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Mark Schwartz

	Name:	Mark Schwartz

	Title:	Managing Director

By:	/s/ Francis Windels

	Name:	Francis Windels

	Title:	Managing Director

SCHEDULE I

Underwriting Agreement dated November 6, 2013

Registration Statement No. 333-179711

Underwriters: Citigroup Global Markets Inc. and Deutsche Bank Securities Inc.

Title, Purchase Price and Description of Securities:

Title: Common Shares, par value $0.01 per share

Number of Securities to be sold by Trust: 3,631,735

Number of Securities to be sold by TPG: 2,368,265

Price per share: As to each investor, the price paid by such investor

Price per share to the Underwriters: $50.67

Closing Date, Time and Location: November 13, 2013 at 9:00 a.m. at the office of Fried, Frank, Harris, Shriver & Jacobson LLP at One New York Plaza, New York, NY 10004.

Underwriter Information: The information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Final Prospectus.

Selling Shareholder Information: For each Selling Shareholder, the information about such Selling Shareholder set forth in the “Selling Shareholders” section of the Final Prospectus.

SCHEDULE II

Underwriter	Number of Securities to be Purchased
Citigroup Global Markets Inc.	3,000,000

Deutsche Bank Securities Inc.	3,000,000

Total	6,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package:

None

Pricing information provided orally by the Underwriter:

The initial price per share for the Securities as to each investor is the price paid by such investor.

SCHEDULE IV

List of Significant Subsidiaries

U.S. Subsidiaries	Jurisdiction of Incorporation

Armstrong Cork Finance LLC	Delaware
Armstrong Hardwood Flooring Company	Tennessee
Armstrong Ventures, Inc.	Delaware
Armstrong Wood Products, Inc.	Delaware
Armstrong World Industries (Delaware) LLC	Delaware
AWI Licensing Company	Delaware

Non-U.S. Subsidiaries	Jurisdiction of Incorporation

Armstrong (U.K.) Investments	United Kingdom
Armstrong World Industries Ltd.	United Kingdom
Armstrong DLW GmbH	Germany
Armstrong World Industries Holding GmbH	Germany
Armstrong China Holdings, Limited	Hong Kong
AWI Global Procurement Holdings – I Limited	Hong Kong
AWI Global Procurement Holdings – II Limited	Hong Kong

Exhibit A

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Re:	Proposed Public Secondary Offering of Armstrong World Industries, Inc. Common Shares

Dear Sirs:

The undersigned, a stockholder, officer and/or director of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), understands that Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (together, the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Selling Shareholders providing for the public offering of the Company’s common shares (the “Securities”), par value $0.01 per share (the “Common Shares”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during the period beginning on the date hereof and ending on the date that is 45 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Underwriters, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise transfer or dispose of, (ii) enter into any transaction which is designed to, or might reasonably be expected to, result in the transfer or disposition (whether by actual transfer or disposition or effective economic transfer or disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned of, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in respect of, or (iv) exercise any right with respect to the registration of, or file or cause to be filed any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of, any of the Company’s Common Shares or any securities convertible into or exchangeable or exercisable for Common Shares (collectively, the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Underwriters, provided that (1) the Underwriters receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Exchange Act, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

i.	as a bona fide gift or gifts; or

ii.	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or limited partnerships the partners of which are the undersigned and/or immediate family members of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

iii.	by will or intestacy; or

iv.	the exercise of the undersigned’s option to purchase Common Shares granted prior to the date hereof under a stock incentive plan or stock purchase plan of the Company described in the Disclosure Package and the Final Prospectus, or the disposition to the Company of the undersigned’s shares of restricted stock granted pursuant to the terms of such plan prior to the date hereof; or

v.	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell or transfer the Lock-Up Securities purchased by the undersigned on the open market following the offering pursuant to the Underwriting Agreement without the prior written consent of the Underwriters if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales. The undersigned may also establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of the Lock-Up Securities, provided, that such plan does not provide for the sale or transfer of the Lock-Up Securities during the Lock-Up Period and provided further, that no public announcement of such new plan is made.

This lock-up agreement and related restrictions shall automatically terminate upon the earliest to occur, if any, of (a) the Underwriters, on the one hand, or the Company, on the other hand, advising the other in writing that they have or it has determined not to proceed with the offering pursuant to the Underwriting Agreement, (b) the termination of the Underwriting Agreement before the sale of any Securities to the Underwriters, (c) the registration statement filed with the Commission with respect to the offering pursuant to the Underwriting Agreement is withdrawn or (d) November 30, 2013, in the event that the Underwriting Agreement has not been executed by that date.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 45-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 45-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

[Signature page follows]

Very truly yours,

Signature:

Print Name:

Exhibit B

•	Armor TPG Holdings, L.P.

•	The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

•	Stan Askren

•	Kevin Burns

•	Matthew J. Espe

•	James J. Gaffney

•	Victor D. Grizzle

•	Mark A. Hershey

•	Tao Huang

•	Michael F. Johnston

•	Jeffrey Liaw

•	Donald R. Maier

•	Thomas B. Mangas

•	Stephen F. McNamara

•	Larry S. McWilliams

•	James C. Melville

•	James J. O’Connor

•	John J. Roberts

•	Ellen R. Romano

•	David S. Schulz

•	Richard Wenz

ANNEX A-1

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Re:	Public Offering of 6,000,000 of the Common Shares of Armstrong World Industries, Inc.

Ladies and Gentlemen:

We have acted as counsel for Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the offering and sale by The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”) and Armor TPG Holdings, L.P. (“TPG” and together with the Trust, the “Selling Shareholders”) of 6,000,000 (the “Shares”) of the common shares, par value $0.01, of the Company (the “Common Shares”) pursuant to that certain Underwriting Agreement dated November 6, 2013 (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”) and the Selling Shareholders. We are providing this letter pursuant to Section 7(b) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

(i)	the Company’s Amended and Restated Articles of Incorporation (the “Articles”);

(ii)	the Company’s Amended and Restated Bylaws (the “Bylaws”);

(iii)	the Underwriting Agreement;

(iv)	the registration statement on Form S-3 (Reg. No. 333-179711) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 27, 2012;

(v)	the “Disclosure Package” as of the Execution Time (which, for purposes of this letter, includes only the base prospectus of the Company dated February 27, 2012 in the Shelf Registration Statement (the “Base Prospectus”));

(vi)	the final prospectus supplement of the Company dated November 6, 2013, including the accompanying Base Prospectus, which was filed by the Company with the Commission on November [—], 2013 pursuant to Rule 424(b)(7) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b)(7), the “Prospectus”);

(vii)	a certificate of American Stock Transfer & Trust Company, LLC, as registrar and transfer agent for the Shares;

(viii)	the documents delivered to you by the Company on the date hereof pursuant to the Underwriting Agreement; and

(ix)	such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as of its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Securities Act. References to the Registration Statement and the Prospectus shall be deemed to include the documents incorporated by reference therein.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of the documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed that the Underwriting Agreement constitutes a valid and binding obligation of each party thereto other than the Company.

As to any facts that are material to the opinions hereinafter expressed, we have relied without investigation upon the representations of the Company contained in the Underwriting Agreement and upon certificates of officers of the Company.

In rendering the opinions set forth herein, whenever a statement or opinion herein is qualified by “to our knowledge,” “known to us” or by words of similar import, it is intended to indicate that, during the course of our representation of the Company, no information has come to the attention of those lawyers in our firm who have rendered legal services in connection with the preparation of the Registration Statement that gives us actual knowledge of the inaccuracy of such statement or opinion after consultation with such other lawyers as they deem appropriate. Except as specifically set forth herein, we have not undertaken any independent investigation to determine the accuracy of facts material to any such statement or opinion, and no inference as to such statement or opinion should be drawn from the fact of our representation of the Company. In making judgments in respect of matters of materiality, we have, to the extent we deemed appropriate, relied upon management and other representatives of the Company in assessing the possible impact of such items upon the Company.

Based upon and subject to the foregoing and to the limitations and qualifications described below, we are of the opinion that:

1. The Company is presently subsisting under the laws of the Commonwealth of Pennsylvania, with the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver the Underwriting Agreement.

2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

3. The Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

4. The statements in the Prospectus under the caption “Description of Capital Stock,” and in Part II, Item 15 of the Shelf Registration Statement, solely insofar as they describe or summarize certain provisions of the Articles, Bylaws or the Pennsylvania Business Corporation Law (the “PBCL”) referred to therein, provide a fair summary of such provisions in all material respects, including the description under the heading “Authorized Capital Stock,” but expressly excluding the description under the heading “Shareholders’ Agreement between Asbestos Trust and TPG.”

5. No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the sale of the Shares pursuant to the Underwriting Agreement, other than such as previously have been obtained or made, including, without limitation, registration of the Shares under the Securities Act and of the Common Shares under the Securities Exchange Act of 1934, as amended; provided, however, that we express no opinion as to state securities or “Blue Sky” laws or foreign securities laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

6. The execution and delivery of the Underwriting Agreement by the Company does not, and the performance by the Company of its obligations under the Underwriting Agreement, will not, result in a violation of (i) the Articles or the Bylaws, (ii) the PBCL, any U.S. federal law or regulation or New York state law or (iii) to our knowledge, result in a violation of any decree, judgment or order of any U.S. federal, New York or Pennsylvania court to which the Company is a party, except that we express no opinion in this paragraph regarding any federal securities laws, any state securities or “Blue Sky” laws or the provisions of Section 9 of the Underwriting Agreement.

7. The Company is not and, after giving effect to the sale of the Shares pursuant to the Underwriting Agreement, will not be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

8. The statements made in the Prospectus under the heading “United States Federal Income Tax Considerations for Non-U.S. Holders,” insofar as such statements purport to summarize certain federal income and estate tax laws of the United States, are fair and accurate in all material respects.

IRS Circular 230 Disclosure. To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that: (i) any United States federal tax advice contained in this communication (including any attachment) is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the United States Internal Revenue Code, (ii) such advice was written in connection with the promotion or marketing of the transactions or matters addressed herein, and (iii) taxpayers should seek advice based on their particular circumstances from an independent tax advisor.

9. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness has been issued by the Commission nor, to our knowledge, is a proceeding for that purpose pending before or contemplated by the Commission. Any required filing of the Prospectus pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by such Rule 424.

Our opinions expressed above are subject to the following limitations, exceptions, qualifications and assumptions.

A. For purposes of our opinion in paragraph 1 above as to the present subsistence of the Company, we have relied solely upon good standing or similar certificates issued by the Secretary of the Commonwealth of Pennsylvania.

B. For purposes of the opinions set forth herein we have relied on officer’s certificates, a transfer agent certificate, the Articles, and minute books and stock records and certificates relating to meetings and written actions of the Board of Directors and shareholders of the Company. The Company has represented to us that the records and documents made available to us are complete and accurate and constitute all of the Company’s records and documents with respect to the issuance of shares of its capital stock, options, warrants, conversion privileges or other rights to purchase shares of its capital stock.

C. The opinions expressed in this letter are limited to the laws of the Commonwealth of Pennsylvania, the State of New York and U.S. federal law and we express no opinion with respect to the laws of any other state or jurisdiction.

D. In our examination of laws, rules and regulations for purposes of this opinion, our review was limited to those laws, rules and regulations that, in our experience, are generally known to be applicable to transactions of the type covered by the Underwriting Agreement.

E. We have assumed the conformity of the documents filed with the Commission via EDGAR, except for required EDGAR formatting changes and exhibits filed in interactive data format, to physical copies of the documents delivered to, or prepared by, the Company and submitted for our examination.

F. For purposes of our opinion in paragraph 9 above, we have relied solely upon (i) the listing of stop orders posted on the Commission’s web site, which does not indicate that a stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and (ii) a confirmation of filing received from EDGAR dated November [—], 2013, with respect to the filing of the Prospectus pursuant to Rule 424(b).

This letter speaks only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This letter is furnished by us solely for the benefit of the Underwriters in connection with the transactions contemplated by the Underwriting Agreement and may not be relied upon by the Underwriters for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

SCHEDULE I

DISCLOSURE PACKAGE DOCUMENTS

None

ANNEX A-2

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Re:	Public Offering of 6,000,000 of the Common Shares of Armstrong World Industries, Inc.

Ladies and Gentlemen:

We have acted as counsel for Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), in connection with the offering and sale by The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”) and Armor TPG Holdings, L.P. (“TPG” and together with the Trust, the “Selling Shareholders”) of 6,000,000 (the “Shares”) of the common shares, par value $0.01 per share, of the Company (the “Common Shares”) pursuant to that certain Underwriting Agreement dated November 6, 2013 (the “Underwriting Agreement”) among the Company, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”) and the Selling Shareholders. We are providing this letter pursuant to Section 7(b) of the Underwriting Agreement. Terms defined in the Underwriting Agreement are used as therein defined, unless otherwise defined herein.

In connection with this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of:

(i)	the Amended and Restated Articles of Incorporation of the Company;

(ii)	the Amended and Restated Bylaws of the Company;

(iii)	the Underwriting Agreement;

(iv)	the registration statement on Form S-3 (Reg. No. 333-179711) (the “Shelf Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 27, 2012;

(v)	the “Disclosure Package” as of the Execution Time (which, for purposes of this letter, includes only the base prospectus of the Company dated February 27, 2012 in the Shelf Registration Statement (the “Base Prospectus”));

(vi)	the final prospectus supplement of the Company dated November 6, 2013, including the accompanying Base Prospectus, which was filed by the Company with the Commission on November [—], 2013 pursuant to Rule 424(b)(7) promulgated under the Securities Act (such prospectus in the form so filed pursuant to Rule 424(b)(7), the “Prospectus”); and

(vii)	such other documents and records as we deemed appropriate for purposes of this letter.

As used herein, the term “Registration Statement” means the Shelf Registration Statement, as amended on its most recent effective date, including the information deemed at such time to be included in the part of the Shelf Registration Statement relating to the Shares pursuant to Rule 430B(f)(2) under the Act, and we have assumed for purposes of this letter that the information in the Prospectus of the type referred to in Rule 430B(f)(1) promulgated under the Securities Act was deemed to be included in the Registration Statement at the Execution Time. References to the Registration Statement and the Prospectus shall be deemed to include the documents incorporated by reference therein.

We refer you to the Registration Statement and the Prospectus. As counsel to the Company, we reviewed the Registration Statement and the Prospectus together with the Disclosure Package and participated in discussions with your representatives, representatives of the Selling Shareholders and representatives of the Company, its independent public accountants, counsel of the Selling Shareholders and your counsel regarding such documents and information and related matters.

The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Prospectus or the Disclosure Package, and we have not undertaken any obligation to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Prospectus and the Disclosure Package involve matters of a non-legal nature.

Subject to the foregoing, we confirm to you, on the basis of the information we gained in the course of performing the services referred to above, that (a) the Registration Statement, at the time it initially became effective, and the Prospectus, as of its date and the date hereof (except in each case as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which we make no comment), appeared or appear on their face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the rules and regulations thereunder, and (b) each of the documents incorporated by reference in the Registration Statement and the Prospectus (except as to the financial statements, schedules and other financial and accounting data, including any such data presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, as to which we make no comment), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act and the rules and regulations thereunder. Furthermore, subject to the foregoing, nothing came to our attention that caused us to believe that (i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, considered as a whole at the Execution Time together with the information described in Schedule II to the Underwriting Agreement and other information in the Prospectus affected by the pricing information, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date, and as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (a) we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except with respect to certain legal matters, as and to the extent set forth in paragraph 4 in our letter, dated the date hereof delivered to you pursuant to Section 7(b) of the Underwriting Agreement), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial and accounting information derived therefrom, including any such information presented in interactive data format, and assessments or reports on the effectiveness of internal control over financial reporting, contained in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

This letter speaks only as of the date hereof. We do not assume responsibility for updating this letter as of any date subsequent to its date, and we assume no responsibility for advising you of any changes with respect to any matters described in this letter that may occur, or facts that may come to our attention, subsequent to the date hereof.

This letter is furnished by us only to you as the Underwriters for your benefit and may not be relied upon by you for any other purpose, nor may it be furnished to or relied upon by any other person or entity for any purpose whatsoever. This letter is not to be quoted in whole or in part or otherwise referred to or used, nor is it to be filed with any governmental agency or any other person, without our express written consent.

Very truly yours,

SCHEDULE I

DISCLOSURE PACKAGE DOCUMENTS

None.

ANNEX B-1

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

We have acted as special counsel to Armor TPG Holdings, L.P., a Delaware limited partnership (the “Selling Shareholder”), in connection with the offering by the Selling Shareholder of 2,368,265 common shares, par value $0.01 per share (the “Securities”), of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), pursuant to a registration statement on Form S-3 (No. 333-179711). Such registration statement, as amended as of its most recent effective date (November 6, 2013) insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), but excluding the documents incorporated by reference therein, is herein called the “Registration Statement;” the related prospectus dated February 27, 2012, included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Base Prospectus;” and the related prospectus supplement dated November 6, 2013 as filed with the Commission pursuant to Rule 424(b) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This opinion letter is furnished pursuant to Section 7(c) of the underwriting agreement dated November 6, 2013 (the “Underwriting Agreement”) among the Company, the selling shareholders party thereto and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Base Prospectus and the documents incorporated by reference therein;

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	copies of the share certificates representing the Securities to be sold by the Selling Shareholder;

(f)	the agreements listed in Exhibit A hereto; and

(g)	the documents delivered to you by the Selling Shareholder at the closing pursuant to the Underwriting Agreement.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company and the Selling Shareholder in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Selling Shareholder under the law of the State of New York.

2. The sale of the Securities by the Selling Shareholder to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Selling Shareholder of its obligations in the Underwriting Agreement will not (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Securities Act (but we express no opinion relating to any state securities or Blue Sky laws), (b) result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Selling Shareholder identified in Exhibit A hereto, or (c) result in a violation of any United States federal or New York State law or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

3. Assuming that (a) The Depository Trust Company (“DTC”) is a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and (b) the Underwriters acquire their interests in the Securities they have purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), the Underwriters that have purchased the Securities from the Selling Shareholder delivered on the date hereof to DTC, made payment therefor pursuant to the Underwriting Agreement and has had such Securities credited to a securities account of such Underwriters maintained with DTC will have acquired a securities entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities, and no action based on an adverse claim may be asserted against such Underwriters with respect to such security entitlement.

The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and, in the case of our opinion in paragraph 3 above, Article 8 of the UCC as in effect on the date hereof in the State of New York.

We are furnishing this opinion letter to you solely for your benefit in your capacity as Underwriters in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, duplicated, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By

David Lopez, a Partner

Exhibit A

•	Waiver Agreement, dated as of November 5, 2012, by and between Armstrong World Industries, Inc., Asbestos Personal Injury Settlement Trust and Armor TPG Holdings, L.P. (f/k/a Armor TPG Holdings LLC)

•	Shareholders’ Agreement, dated as of August 28, 2009, by and between Armor TPG Holdings, L.P. (f/k/a Armor TPG Holdings LLC) and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust

ANNEX B-2

[Letterhead of Morris, Nichols, Arsht & Tunnell LLP]

November 13, 2013

To:	The Addressee Identified

on Annex A Hereto

Re:	Armor TPG Holdings, L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel to Armor TPG Holdings, L.P., a Delaware limited partnership (the “Selling Shareholder”), in connection with certain matters of Delaware law relating to the Underwriting Agreement dated as of November 6, 2013 among Armstrong World Industries, Inc. (the “Company”), the Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, the Selling Shareholder and the Underwriters identified on Schedule I thereto (the “Underwriting Agreement”) being entered into in connection with the proposed sale of 6,000,000 common shares, par value $0.01 per share (the “Securities”), of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”).

In rendering this opinion, we have examined and relied upon copies or drafts of the following documents in the forms provided to us: the Underwriting Agreement; Registration Statement No. 333-179711 on Form S-3 filed with the Securities and Exchange Commission on February 27, 2012 (the “Registration Statement”); the Prospectus included in the Registration Statement dated February 27, 2012 (the “Base Prospectus”); the Prospectus Supplement dated November 6, 2013 (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”); the Agreement of Limited Partnership of the Selling Shareholder dated as of October 3, 2012 (the “Selling Shareholder Agreement”); the Certificate of Conversion of the Selling Shareholder from a Limited Liability Company to a Limited Partnership as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 3, 2012; the Certificate of Limited Partnership of the Selling Shareholder as filed in the State Office on October 3, 2012 (the “Selling Shareholder Certificate” and together with the Selling Shareholder Agreement, the “Selling Shareholder Constituent Documents”); the Restated Certificate of Incorporation of TPG Advisors VI, Inc., a Delaware corporation and the general partner of the Selling Shareholder (the “General Partner”), as filed in the State Office on February 6, 2008; the Bylaws of the General Partner; the Unanimous Written Consent of the Board of Directors of the General Partner dated May 1, 2013; a Certificate of Officer of the General Partner dated November 13, 2013; and a certification of good standing of the Selling Shareholder obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion (i) the due formation or organization, valid existence and good standing of each entity (other than the Selling Shareholder) that is a signatory to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinions set forth in paragraphs 1 and 2 below, the due authorization, execution and delivery of each of the above-referenced documents by each of the parties thereto; (iii) the payment of consideration for partnership interests in the Selling Shareholder as and when due by all partners of the Selling Shareholder as provided in the Selling Shareholder Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Selling Shareholder

Agreement in connection with the admission of partners to the Selling Shareholder and the issuance of partnership interests in the Selling Shareholder; (iv) that the activities of the Selling Shareholder have been and will be conducted in accordance with the terms of the Selling Shareholder Agreement and the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. §§ 17-101 et seq. (the “Delaware Act”); (v) that no event or circumstance has occurred that would cause the dissolution of the Selling Shareholder under the Selling Shareholder Agreement or under Section 17-801 of the Delaware Act; (vi) that Ronald Cami, in his capacity as Vice President of the General Partner, the General Partner acting in its capacity as the general partner of the Selling Shareholder, has voluntarily and unconditionally transferred possession of an executed counterpart of the Underwriting Agreement to the other parties thereto with the intent of bringing the Underwriting Agreement into effect; and (vii) that the documents examined by us are in full force and effect, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been amended, supplemented or otherwise modified. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. In addition, we have not participated in the preparation of the Registration Statement, the Final Prospectus or any other offering material and assume no responsibility for the contents of such material. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents, and the accuracy, as of the date hereof, of the matters therein contained.

We note that we have been retained to act as special Delaware counsel in connection with the transactions contemplated by the Underwriting Agreement. We are not regular counsel to the Selling Shareholder and are not generally informed as to its business affairs. To the extent our opinions set forth in paragraphs 2 and 3 below relate to any Delaware law, rule or regulation or any consent, approval or authorization of, or filing with, any governmental body or authority of the State of Delaware (a “Delaware Governmental Authority”), our opinions relate only to laws, rules and regulations and the requirement for consents, approvals and authorizations of, and filings with, any Delaware Governmental Authority (other than those relating to securities or blue sky laws as to which we express no opinion) that are of general application and that, in our experience, are likely to have application to transactions of the nature contemplated by the Underwriting Agreement. We express no view as to any laws, rules or regulations or consents, approvals or authorizations of, or filings with, any Delaware Governmental Authority required to be made, obtained or complied with by any person or entity by reason of the nature of the specific business conducted by it or required in the ordinary course of its business affairs. In addition, we note that the Underwriting Agreement is governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that the Underwriting Agreement will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of New York law, including any legal standards or concepts under the laws of the State of New York.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1. The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Selling Shareholder.

2. The execution and delivery by the Selling Shareholder of the Underwriting Agreement and the performance by the Selling Shareholder of its obligations thereunder, including the sale of the Securities by the Selling Shareholder pursuant to the Underwriting Agreement, (i) have been duly authorized by all necessary limited partnership action of the Selling Shareholder and (ii) do not and will not violate (A) any applicable law, rule or regulation of the State of Delaware or (B) the Selling Shareholder Constituent Documents.

3. No consent, approval or authorization of, or filing with, any Delaware Governmental Authority is required to be obtained by the Selling Shareholder in connection with the sale of the Securities by the Selling Shareholder pursuant to the Underwriting Agreement or the execution, delivery and performance by the Selling Shareholder of the Underwriting Agreement.

This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. The opinions herein expressed are intended solely for the benefit of the addressee hereof in connection with the transactions contemplated hereby and may not be relied upon by any other person or entity, or for any other purpose, without our prior written consent.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

Louis G. Hering

ANNEX A

Addressee of

Morris, Nichols, Arsht & Tunnell LLP Opinion

Dated November     , 2013 Relating to

Armor TPG Holdings, L.P.

ANNEX B-3

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

We have acted as legal counsel for The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust, a Delaware trust (the “Trust”) in connection with the sale of the Securities by the Trust to you (the “Underwriters”) pursuant to that certain Underwriting Agreement, dated November 6, 2013 (the “Underwriting Agreement”), among Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), Armor TPG Holdings, L.P., a Delaware limited partnership (“TPG”), you and the Trust. This letter is being delivered to you pursuant to Section 7(c) of the Underwriting Agreement. Unless otherwise provided, capitalized terms used herein without specific definition shall have the meanings set forth in the Underwriting Agreement.

We have examined and are familiar with: (a) The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust Agreement dated as of October 2, 2006, as amended (the “Trust Agreement”); (b) the records of various proceedings of the Trust’s trustees (the “Trustees”) relating to the sale of the Securities by the Trust; (c) an executed copy of the Underwriting Agreement; (d) the Registration Statement; (e) the Base Prospectus; (f) the Final Prospectus; and (g) the Disclosure Package. We have also examined such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion.

In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents provided to us as originals and the conformity to authentic original documents of all documents provided to us as certified, conformed or photostatic copies. As to questions of fact material to the following opinions, when relevant facts were not independently established by us, we have relied upon certificates of Trustees and/or officers of the Trust and the representations of the Trust in the Underwriting Agreement.

Based upon the foregoing and subject to the qualifications below, we are of the opinion that:

(i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Trust for the performance by the Trust of its obligations under the Underwriting Agreement, or in connection with the offer, sale or delivery of the Securities.

(ii) The Trust is a trust duly formed and validly existing pursuant to the laws of the State of Delaware, and each Trustee thereof is a duly appointed and incumbent trustee of the Trust, having the requisite authority to authorize, execute and deliver the Underwriting Agreement; and the Trust has the full right, power and authority under the Trust Agreement to enter into the Underwriting Agreement and to sell, assign, transfer and deliver the Securities to be sold by the Trust to the Underwriters pursuant to the Underwriting Agreement on the date hereof.

(iii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of the Trust.

(iv) The Trust has been duly authorized to deliver and sell the Securities in accordance with the terms of the Underwriting Agreement.

(v) The execution, delivery and performance of the Underwriting Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement, the Disclosure Package and the Prospectus and compliance by the Trust with its obligations under the Underwriting Agreement have been duly authorized by all necessary action on the part of the Trust and the Trustees and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust may be subject nor will such action result in any violation of the provisions of the Trust’s Trust Agreement or certificate of trust, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Trust or any of its properties.

(vi) The Trust has valid title to, or a valid security entitlement in respect of, the Securities to be sold by the Trust free and clear of all security interests, claims, liens, equities and other encumbrances, and the Trust has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Trust or a valid security entitlement in respect of such Securities.

(vii) Upon payment of the purchase price for the Securities to be sold by the Trust pursuant to this Agreement on the date hereof, delivery of such Securities, as directed by the Underwriters by crediting of such Securities on the books of DTC to securities account of the Underwriters (assuming that neither DTC nor any such Underwriters have notice of any “adverse claim,” within the meaning of Section 8-105 of the UCC, to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that the Trust had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Trust may assume that when such payment, delivery (if necessary) and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the account of the Underwriters on the records of DTC will have been made pursuant to the UCC.

The opinions expressed herein are limited to matters governed by the federal laws of the United States of America, the Delaware Statutory Trust Act and the laws of the State of New York. We express no opinion as to the laws of any other jurisdiction.

This opinion is delivered solely for the benefit of the persons to whom it is addressed and is not to be relied upon by any other person, and this opinion is not to be used, circulated, quoted or otherwise referred to in connection with any transactions other than those contemplated by the Underwriting Agreement.

Sincerely,

KEATING MUETHING & KLEKAMP PLL

ANNEX C

November 13, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Ladies and Gentlemen:

As General Counsel of Armstrong World Industries, Inc., a Pennsylvania corporation (the “Company”), I have acted as counsel to the Company in connection with the offering by The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust and Armor TPG Holdings, L.P. (together, the “Selling Shareholders”) of 6,000,000 shares (the “Securities”) of the Company’s common shares, par value $0.01 per share, pursuant to a registration statement on Form S-3 (No. 333-179711). Such registration statement, as amended as of its most recent effective date (November 6, 2013), insofar as it relates to the Securities (as determined for purposes of Rule 430B(f)(2) under the Securities Act of 1933, as amended (the “Securities Act”)), including the documents incorporated by reference therein, is herein called the “Registration Statement”; the related prospectus dated February 27, 2012, included in the Registration Statement filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Base Prospectus;” and the related prospectus supplement dated November 6, 2013, as filed with the Commission pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein, is herein called the “Final Prospectus Supplement.” The Base Prospectus is herein called the “Pricing Prospectus,” and the Base Prospectus and the Final Prospectus Supplement together are herein called the “Final Prospectus.”

This opinion letter is furnished pursuant to Section 7(d) of the underwriting agreement dated November 6, 2013 (the “Underwriting Agreement”) among the Company, the Selling Shareholders and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Underwriters”).

In arriving at the opinions expressed below, I have reviewed the following documents:

(a)	an executed copy of the Underwriting Agreement;

(b)	the Registration Statement and the documents incorporated by reference therein;

(c)	the Pricing Prospectus and the documents incorporated by reference therein;

(d)	the Final Prospectus and the documents incorporated by reference therein;

(e)	a certificate of American Stock Transfer & Trust Company, LLC, as registrar and transfer agent for the Securities; and

(f)	the documents delivered to you by the Company at the closing pursuant to the Underwriting Agreement, including copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws certified by the Secretary of State of the Commonwealth of Pennsylvania and the corporate secretary of the Company, respectively.

In addition, I, or lawyers working under my supervision with whom I have consulted, have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and I or they have made such investigations of law, as I or they have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, I have assumed the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies. In addition, I have assumed and have not verified the accuracy as to factual matters of each document I have reviewed (including, without limitation, the accuracy of the representations and warranties of the Company in the Underwriting Agreement).

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

1. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (“Material Adverse Effect”).

2. Each subsidiary listed on Exhibit A hereto (each such subsidiary, a “Subsidiary”) has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction in which it is formed with full corporate or limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Pricing Prospectus and the Final Prospectus, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction that requires such qualification, except for such jurisdictions where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

3. All the outstanding shares of capital stock or other equity or ownership interests of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Pricing Prospectus and the Final Prospectus, all outstanding shares of capital stock or other equity or ownership interests of the Subsidiaries are owned by the Company either directly or through a subsidiary that is, except as otherwise set forth in the Pricing Prospectus and the Final Prospectus, wholly owned by the Company, free and clear of any security interest, claim, consensual lien or encumbrance, except in each case as set forth in the Pricing Prospectus and the Final Prospectus.

4. None of the execution and delivery of the Underwriting Agreement or the sale of the Securities pursuant to the Underwriting Agreement, will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to (i) the charter or by-laws or comparable constituting documents of the Company or its Subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries, or any of its or their properties, except in the case of clause (ii) and (iii) for any such conflict, breach, violation or imposition as would not result in a Material Adverse Effect.

5. Except as set forth in or contemplated in the Pricing Prospectus and the Final Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries or its property is pending or, to my knowledge, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated by the Underwriting Agreement or (ii) could reasonably be expected to result in a Material Adverse Effect.

6. Except for those rights that have been waived and are disclosed in the Registration Statement, to the best of my knowledge, there are no persons with registration rights or similar rights to have any security registered pursuant to the Registration Statement.

Insofar as the foregoing opinions relate to the due incorporation or organization and valid existence and good standing of any Subsidiary, they are based solely on confirmation from public officials. In rendering the opinion in numbered paragraph 4, I have assumed that to the extent any document referred to in clause (ii) of numbered paragraph 4 is governed by a law of a jurisdiction other the Applicable Law (as defined below), such document would be enforced as written. Whenever my opinion is indicated to be “to my knowledge,” it should be understood that during the course of my representation of the Company I have not undertaken any independent investigation to determine the existence or absence of facts. I am admitted to practice law in the Commonwealth of Pennsylvania, with good status standing, and I express no opinion as to any matters governed by any laws other than the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania (“Applicable Law”).

I am furnishing this opinion letter to you, as Underwriters, solely for your benefit in your capacity as Underwriters in connection with the offering of the Securities. I am also furnishing this opinion letter to you in my capacity as an employee of, and as General Counsel to, the Company, and not in my personal capacity. This opinion letter is not to be relied on by or furnished to any other person or used, duplicated, circulated, quoted or otherwise referred to for any other purpose. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

Mark Hershey, Esq.

General Counsel

EXHIBIT A

U.S. Subsidiaries	Jurisdiction of Formation

Armstrong Cork Finance LLC	Delaware
Armstrong Hardwood Flooring Company	Tennessee
Armstrong Ventures, Inc.	Delaware
Armstrong Wood Products, Inc.	Delaware
Armstrong World Industries (Delaware) LLC	Delaware
AWI Licensing Company	Delaware

Non-U.S. Subsidiaries	Jurisdiction of Formation

Armstrong (U.K.) Investments	United Kingdom
Armstrong World Industries Ltd.	United Kingdom
Armstrong DLW GmbH	Germany
Armstrong World Industries Holding GmbH	Germany
Armstrong China Holdings, Limited	Hong Kong
AWI Global Procurement Holdings – I Limited	Hong Kong
AWI Global Procurement Holdings – II Limited	Hong Kong